Exhibit 10.1

Summary of Bonuses Awarded to Executive Officers of

Allin Corporation in Respect of 2004

After review and discussion of the financial and operational results of Allin Corporation (the “Company”) for the year ended December 31, 2004, on February 24, 2005, the Board of Directors of the Company awarded bonuses to its executive officers payable upon completion of the audit of the Company’s financial statements by its independent public accounting firm. The bonuses approved were as follows:

Richard W. Talarico, Chairman, Chief Executive Officer and President - $20,000

Dean C. Praskach, Chief Financial Officer - $10,000

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